                          STOCK REDEMPTION AGREEMENT

     This Stock Redemption Agreement ("AGREEMENT") is made and entered into as of this _______ day of ___________, 1996, by and among James R. Blomberg ("BLOMBERG"), David J. Donovan ("DONOVAN"), Stephen R. Goldfield ("GOLDFIELD"), Gerald R. Lanz ("LANZ"), Robert P. Maher ("MAHER"), and James T. Ruprecht ("RUPRECHT") (Blomberg, Donovan, Goldfield, Lanz, Maher are sometimes hereinafter referred to individually as a "SELLER" and collectively as "SELLERS"), Richard J. Metzler ("METZLER") (the Sellers and Metzler are sometimes hereinafter referred to as the "SHAREHOLDERS") and Metzler & Associates, Inc., an Illinois corporation (the "COMPANY").

     WITNESSETH:

     WHEREAS, the Shareholders, in the aggregate, own all of the outstanding shares of common stock, no par value ("COMMON STOCK") of the Company;

     WHEREAS, each Seller acquired Common Stock (the "PURCHASED SHARES") from Metzler on January 1, 1996 pursuant to a Stock Purchase Agreement dated as of December 15, 1995 ("Stock Purchase Agreement");

     WHEREAS, the Shareholders and the Company entered into an agreement (the "SHAREHOLDERS' AGREEMENT") made as of January 1, 1996, by which the parties intended to provide for the harmonious management of the affairs of the Company as well as certain rights and obligations of the parties under circumstances therein provided;

     WHEREAS, on June 30, 1996, the Board of Directors and Shareholders of the Company approved a 9,714 and 2/7 to 1 split of the Common Stock in anticipation of the Company successfully completing an initial public offering ("IPO") of shares of Common Stock of a newly formed Delaware parent corporation on or before December 31, 1996 (the "TERMINATION DATE");

     WHEREAS, pursuant to Section 6 of the Shareholders' Agreement, the Sellers collectively granted Metzler the option to reacquire from the Sellers, immediately prior to the occurrence of certain transactions, shares representing fifteen percent (15%) of the Common Stock at an aggregate price of One dollar ($1) (the "OPTION");

     WHEREAS, Metzler believes that he is entitled, and desires to exercise the Option immediately prior to the IPO, provided that the IPO is scheduled to occur on or prior to the Termination Date;

     WHEREAS, a dispute has arisen between the Sellers and Metzler as to whether Metzler is entitled to exercise the Option in the event of an IPO (the "DISPUTE");

     WHEREAS, in settlement of the Dispute and to permit the IPO to be completed, the Sellers have agreed to allow Metzler to exercise the Option provided that immediately thereafter, Metzler permits the Company to redeem for an aggregate consideration of $7,975,000 that number of Metzler's shares of Common Stock necessary to reduce his percentage ownership of the Company's shares of Common Stock prior to completion of the IPO to fifteen percent (15%) (the "REDEMPTION") as originally contemplated by the Stock Purchase Agreement; and

     WHEREAS, in settlement of the Dispute, Metzler has agreed to the Redemption.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter contained, each of the parties hereto hereby agrees as follows:

     1. Incorporation of Recitals. The Recitals above set forth are incorporated herein and constitute covenants, representations and warranties of the parties to this Agreement.

     2. Closing. The transactions contemplated herein shall take place sequentially immediately prior to the execution of an underwriting agreement with Donaldson, Lufkin and Jenrette Securities Corporation (the "Closing").

     3.  Exercise of Option.

          a. To exercise the Option, at Closing each Seller shall deliver to Metzler certificate(s) representing the number of (post-split) shares of Common Stock set forth opposite such Seller's name on Exhibit A hereto, which certificate(s) shall be duly endorsed on the reverse side thereof or accompanied by duly executed assignments separate from certificate in transferable form.

          b. Each Seller represents, warrants and covenants that he is now and will at the Closing be the record and beneficial owner of and has and will have good and marketable title to the shares to be transferred by him hereunder, free and clear of any lien, pledge, charge, security interest, title retention agreement, adverse claim, option or any other encumbrance, and that Metzler shall acquire valid title to such shares upon delivery of and payment for such shares.

          c. At Closing, Metzler shall deliver to each Seller the dollar amount set forth opposite such Seller's name on Exhibit A hereto in the form of cash or a certified, cashier's or bank check or wire transfer.

     4.  Redemption.

          a. Immediately following exercise of the Option, at Closing the Company shall execute in favor or Metzler a promissory note in the form attached hereto as Exhibit B in the principal amount of $7,975,000.

          b. At Closing, Metzler shall surrender to the Company certificate(s) representing, in the aggregate, 1,714,285 5/7 shares, which certificates shall be duly endorsed on the reverse side thereof or accompanied by duly executed assignments separate from certificate in transferable form.

          c. Metzler represents, warrants and covenants that he will be at Closing of the Redemption the record and beneficial owner of and will then have good and marketable title to the shares to be redeemed free and clear of any lien, pledge, charge, security interest, title retention agreement, adverse claim, option or any other encumbrance, and that the Company will acquire valid title to such shares upon delivery of and payment for such shares.

     5. Termination. This Agreement shall terminate if the Company does not successfully complete the IPO on or before December 31, 1996.

     6. Settlement of Dispute. The parties hereto acknowledge that the execution of this Agreement and the completion of the transactions contemplated herein shall be considered full resolution of the Dispute and the related matters and issues contained herein.

     7. Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties with respect to the subject matter contemplated herein, and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. Unless otherwise provided herein, this Agreement may be altered or amended only by an instrument in writing signed by each of the parties hereto.

     8. Governing Law; Exclusive Jurisdiction. This Agreement shall be construed and enforced in accordance with and interpreted by the internal laws of the State of Illinois. The parties hereby consent to service of process and to the exclusive jurisdiction of any appropriate court located in Cook County, Illinois in any action to enforce the provisions of this Agreement.

     9. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     10. Headings. The captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Metzler and Associates, Inc.


By:
   -----------------------------------          -------------------------------
      Its President                             James R. Blomberg

Attest:


By:
   -----------------------------------          -------------------------------
      Its Secretarty                            David J. Donovan



   -----------------------------------          --------------------------------
   Stephen R. Goldfield                         Gerald R. Lanz




   -----------------------------------          -------------------------------
   Robert P. Maher                              Richard J. Metzler




   -----------------------------------
   James T. Ruprecht

                                   EXHIBIT A


                                            Number
                                              of
                                            Shares       Consideration
                                            ------       -------------

James R. Blomberg                        171,428 4/7             $0.10

David J. Donovan                         257,142 6/7             $0.18

Stephen R. Goldfield                     257,142 6/7             $0.18

Gerald R. Lanz                           257,142 6/7             $0.18

Robert P. Maher                          257,142 6/7             $0.18

James T. Ruprecht                        257,142 6/7             $0.18

                                   EXHIBIT B
                                   ---------

                           FORM OF PROMISSORY NOTE


                                PROMISSORY NOTE


$7,975,000                                                                , 1996
                                                             Deerfield, Illinois


     FOR VALUE RECEIVED, the undersigned, METZLER & ASSOCIATES, INC., promises to pay to the order of RICHARD J. METZLER on or before ____________, 199_, the principal sum of Seven Million Nine Hundred Seventy Five Thousand and No/100ths Dollars ($7,975,000).

     All payments of principal and interest hereunder shall be made to the legal holder at 120 Woodley Road, Winnetka, Illinois 60093, or at such other place as the legal holder may from time to time designate in writing to the undersigned.

     The legal holder of this Note shall be entitled to recover all of its costs of collection, court costs, legal expenses and reasonable attorneys' fees in collecting or enforcing this Note or the collection of any sums due hereunder.

     No delay on the part of the holder of this Note in the exercise of any right or remedy shall operate as a waiver thereof or the exercise of any other right or remedy. The undersigned hereby waives presentment for payment, notice of dishonor and protest.

     This Note shall be governed, construed and enforced in accordance with the laws of the State of Illinois.

  IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.



                                       METZLER & ASSOCIATES, INC.



                                       By:_____________________________________
                                            Its President